EXHIBIT 99.1

Nanophase Reports Second Quarter 2016 Financial Results

Due to travel schedules, the company’s financial conference call is scheduled for August 5, 2016 at 11am EDT

ROMEOVILLE, Ill., July 27, 2016 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the second quarter ended June 30, 2016.

“Reporting both positive cash flow and positive net income for the quarter is a milestone, as we have never done that before,” commented Nanophase CEO and President Jess Jankowski.  “But the celebration was short lived.  We have larger goals.  In keeping with our strategy, namely, segregating those existing businesses that we continue to supply and support from the businesses inside which we are launching new products and actively developing new revenue streams, has helped us focus greater resources on higher value areas.”

Six Months Ended June 30, 2016 Financial Highlights

  Revenue for the first six months of 2016 was $5.9 million, vs. the $5.2 million reported during the same period of 2015.

  The net loss for the first six months of 2016 was $0.1 million, or a loss of $0.00 per share, compared to a net loss of $0.7 million, or $0.02 per share, for the comparable period of 2015.

  The Company finished the quarter with approximately $1.4 million in cash and cash equivalents; the Company had no debt.

Second Quarter 2016 Financial Highlights

  Revenue for the second quarter was $3.7 million in 2016 and $2.9 million in 2015.

  The net profit for the quarter was $0.5 million in 2016, or $0.01 per share, compared to a net loss for the quarter of $0.1 million, or $0.00 per share, for 2015.

Jankowski continued, “As we discussed last quarter, we are in the process of building new revenue streams in personal care and solar control.  We are also actively seeking to develop relationships to engage other sellers to promote certain other less strategic businesses while more directly and aggressively investing in those that we believe will create the highest return.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

Second Quarter 2016 Conference Call
Due to travel schedules, the Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for August 5, 2016, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 51617022.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the July 18th conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2016. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	June 30,
	2016	December 31,
ASSETS	(Unaudited)	2015

Current assets:
Cash and cash equivalents	$1,424,385	$1,275,402
Trade accounts receivable, less allowance for doubtful accounts
of $6,000 on June 30, 2016 and December 31, 2015	1,703,660	506,549
Other receivable	84	43
Inventories, net	597,026	661,593
Prepaid expenses and other current assets	442,278	247,726
Total current assets	4,167,433	2,691,313

Equipment and leasehold improvements, net	1,578,932	1,860,579
Other assets, net	21,142	22,381
	$5,767,507	$4,574,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	96,727	94,406
Accounts payable	637,926	507,643
Accrued expenses	479,833	276,287
Total current liabilities	1,214,486	878,336

Long-term portion of capital lease obligations	94,609	143,560
Long-term deferred rent	494,116	518,747
Asset retirement obligation	175,308	172,238
Total long-term liabilities	764,033	834,545

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-
Common stock, $.01 par value, 35,000,000 shares authorized; 31,185,496		-
and 28,585,496 shares issued and outstanding on June 30, 2016 and
December 31, 2015, respectively	311,855	285,855
Additional paid-in capital	97,222,381	96,172,795
Accumulated deficit	(93,745,248)	(93,597,258)
Total stockholders' equity	3,788,988	2,861,392
	$5,767,507	$4,574,273

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Product revenue, net	$3,677,876	$2,921,386	$5,867,099	$5,221,184
Other revenue	5,200	16,228	27,081	26,615
Net revenue	3,683,076	2,937,614	5,894,180	5,247,799

Operating expense:
Cost of revenue	2,170,568	1,945,526	3,925,204	3,690,077
Gross profit	1,512,508	992,088	1,968,976	1,557,722

Research and development expense	371,828	342,980	673,426	644,890
Selling, general and administrative expense	674,740	739,291	1,435,961	1,606,366
Income/(Loss) from operations	465,940	(90,183)	(140,411)	(693,534)
Interest income	-	-	-	-
Interest expense	(3,872)	(3,204)	(8,130)	(5,728)
Other, net	544	-	551	-
Income/(Loss) before provision for income taxes	462,612	(93,387)	(147,990)	(699,262)
Provision for income taxes	-	-	-	-
Net income/(loss)	$462,612	$(93,387)	$(147,990)	$(699,262)

Net income/(loss) per share- basic and diluted	$0.01	$-	$-	$(0.02)

Weighted average number of basic and diluted
common shares outstanding	31,185,496	28,585,496	30,599,782	28,564,133

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Product revenue, net	$3,677,876	$2,921,386	$5,867,099	$5,221,184
Other revenue	5,200	16,228	27,081	26,615
Net revenue	3,683,076	2,937,614	5,894,180	5,247,799

Operating expense:
Cost of revenue detail:
Depreciation	139,710	143,024	282,633	287,346
Non-Cash equity compensation	5,523	6,032	11,516	11,667
Other costs of revenue	2,025,335	1,796,470	3,631,055	3,391,064
Cost of revenue	2,170,568	1,945,526	3,925,204	3,690,077
Gross profit	1,512,508	992,088	1,968,976	1,557,722

Research and development expense detail:
Depreciation	29,031	28,765	57,587	58,730
Non-Cash equity compensation	8,880	8,999	18,211	17,344
Other research and development expense	333,917	305,216	597,628	568,816
Research and development expense	371,828	342,980	673,426	644,890

Selling, general and administrative expense detail:
Depreciation and amortization	10,326	10,085	20,535	20,268
Non-Cash equity compensation	26,562	32,369	57,859	65,074
Other selling, general and administrative expense	637,852	696,837	1,357,567	1,521,024
Selling, general and administrative expense	674,740	739,291	1,435,961	1,606,366
Income/(Loss) from operations	465,940	(90,183)	(140,411)	(693,534)
Interest income	-	-	-	-
Interest expense	(3,872)	(3,204)	(8,130)	(5,728)
Other, net	544	-	551	-
Income/(Loss) before provision for income taxes	462,612	(93,387)	(147,990)	(699,262)
Provision for income taxes	-	-	-	-
Net income/(loss)	$462,612	$(93,387)	$(147,990)	$(699,262)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	3,872	3,204	8,130	5,728
Addback Depreciation/Amortization	179,067	181,874	360,755	366,344
Addback Non-Cash Equity Compensation	40,965	47,400	87,586	94,085

Adjusted EBITDA	$686,516	$139,091	$308,481	$(233,105)

COMPANY CONTACT
Nancy Baldwin
Investor Relations
630-771-6708